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                                                                   EXHIBIT 10.11




                              CONSULTANT AGREEMENT


         This Consultant Agreement ("Agreement") is made and entered into this 18th day of May, 2001 by and between Bakers Footwear Group, a Missouri corporation ("Client"), having a mailing address of 2815 Scott Ave., St. Louis, MO 63103, and Mark H. Brown & Associates, LLC, a Missouri limited liability company ("Consultant"), having a mailing address of 12 Meadowbrook Country Club Estates, Ballwin, MO 63011.

WITNESSETH:

         In consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Engagement: Client hereby offers to engage Consultant, as its exclusive representative within the United States (the "Territorial Boundaries") to render the Services described herein, and Consultant hereby accepts such engagement and agrees to render to Client such Services, subject to all of the terms and conditions hereof.

2. Services: Consultant will represent Client by providing the Services described in Exhibit A hereto. Consultant shall allocate such time and attention as is reasonably necessary to perform the Services, but nothing herein shall be deemed to prohibit or preclude Consultant from pursuing or engaging in any other ventures or activities, even if competitive with the business of Client. Client hereby acknowledges that such other ventures and activities shall not be deemed wrongful, improper or a breach of any express or implied fiduciary or other duty or obligation Consultant may have or be deemed to have. Consultant shall not be obligated to present any particular investment opportunity to Client even if such opportunity is of a character which, if presented, could be taken by Client.

3. Term: Consultant shall provide the Services for a term (the "Initial Term") commencing as of June 1, 2001 and continuing through May 31, 2002. At the end of the Initial Term or any Renewal Term, this Agreement shall be automatically renewed for an additional term of one (1) month (a "Renewal Term") unless either party gives written notice to the other, at least sixty (60) days prior thereto, that such party elects to not renew this Agreement. The Initial Term and all Renewal Terms are collectively referred to herein as the "Term." The provisions of Sections 4-7 of this Agreement and of Exhibit B to this Agreement shall survive and remain in effect after the expiration or any earlier termination of the Term.

4. Compensation: Client hereby agrees to pay to Consultant, in consideration of performance of the Services, in accordance with the terms set forth on Exhibit B attached to this Agreement. Consultant specifically understands and agrees that as an independent contractor, Consultant is responsible for the payment of all taxes including but not limited to payroll taxes, income taxes and social security taxes, and that Client shall have no



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liability whatsoever for the payment of any such amounts in connection with
Consultant's receipt of fees pursuant to this Agreement.

5. Expense Approval/Reimbursement: Client agrees to reimburse Consultant for all reasonable expenses directly related to performing the Services, with the exception of Home Office Expenses. Reimbursement by Client to Consultant is to be paid within fifteen (15) days after Client receives a reasonably detailed and itemized expense report submitted by Consultant. For purposes hereof, the term "Home Office Expenses" shall mean all costs associated with the purchase or lease of telephone and computer equipment, fax machines, furniture, fixtures and general office supplies, utilities and insurance, it being agreed that Consultant shall provide all such facilities and equipment on its own, and be solely responsible for all such ordinary day to day expenses. Notwithstanding the foregoing, Consultant shall be entitled to reimbursement of all long-distance telephone charges and all courier and overnight delivery charges incurred by Consultant in performing the Services. Consultant shall also be reimbursed for all expenses incurred while traveling outside the St. Louis area on behalf of Client (including transportation, food and lodging) provided, however, that all such out-of-town trips shall be pre-approved by Client.

6. Independent Contractor: It is the intention of the parties that the relationship between them shall not be that of employer/employee, but rather that at all times Consultant's performance of Services hereunder shall be as an independent contractor. Consultant recognizes that as an independent contractor, Consultant is not entitled to receive or participate in any fringe benefits generally made available to Client's employees, including but not limited to medical and health plans, pension plans, savings plans or other benefits now or hereinafter in effect. In order to accurately represent its responsibilities to third parties, Consultant shall be permitted to refer to itself as "Consultant" or "Leasing Representative" for Client. Consultant agrees that it is not acting with power of attorney for Client in any proposed transaction, that it has no power or authority to accept any offer or otherwise bind Client, and that before Client will be bound to any lease or other agreement Client must execute the same.

7. Indemnification. Notwithstanding anything herein to the contrary, Client agrees to indemnify and hold harmless Consultant from and against any and all liabilities, damages, suits, judgments, causes of action, costs and expenses (including reasonable attorneys' fees, court costs and out-of-pocket expenses) suffered or incurred by Consultant as a result of any claims arising out of or related to any actions of Consultant in performing Services on behalf of Client pursuant hereto, including but not limited to any claim based on any lease or other agreement entered into by Client, and any claim based upon information provided to Consultant by or on behalf of Client, excluding only such matters which are the direct result of Consultant's gross negligence or intentional misconduct.

8. Entire Agreement/Amendments: This Agreement contains the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect thereto. The terms of any employee manual, handbook, or any policy of the Company shall not modify, alter, or invalidate any term of this Agreement, and in case of any conflict between the terms of this Agreement and any such policy, handbook or manual, the terms of this Agreement



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control. This Agreement may be amended, in whole or in part, only by a written agreement signed by both parties and specifically referring to this Agreement.

9. Assignments: This Agreement and all of the rights and obligations hereunder are personal with respect to Consultant and may not be assigned, in whole or in part, by either party or by operation of law, without the prior written consent of both parties.

10. Exclusive Jurisdiction. The parties agree that venue shall properly lie in the Circuit Court of St. Louis County, Missouri, and (if federal jurisdiction exists) the Eastern District of Missouri, which Courts shall have exclusive jurisdiction over all controversies, proceedings, applications, orders, judgments or other actions in any way related to this Agreement. The parties waive all objections to jurisdiction and venue in any other forum.

11. Exhibits. All exhibits and schedules referred to in this Agreement are attached to and incorporated into this Agreement by reference.

12. Expenses of Prevailing Party. In the case of any legal or equitable action taken by either party in connection with the default of the other party, the prevailing party will be entitled to recover from the other party all costs and reasonable legal fees incurred in connection therewith. A prevailing party is a party who recovers at least three-quarters of its total claims in the action or who is required to pay no more than one-quarter of the other party's total claims in the action.

13. Facsimile Signatures. The parties intend that faxed signatures shall constitute original signatures and that a faxed Agreement containing the signatures (original or faxed) of the parties is binding. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original Agreement.

14. Further Assurances. Each party agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or reasonably deemed necessary in furtherance of the purposes, objectives and intentions underlying this Agreement.

15. Governing Law. This Agreement will be governed by and construed under the internal substantive laws of the State of Missouri without reference to conflicts of law principles.

16. Headings. The headings in the sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

17. Invalid Provisions. If any provision in this Agreement is or will become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby; provided that if permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered in determining the intent of the parties with respect to other provisions of this Agreement.

18. No Waivers. The failure or delay of either party hereto in requiring strict performance by the other party of any covenant of this Agreement will not constitute a waiver of such covenant or of the right to require strict performance thereof.

19. Notices. A party may effect a valid notice pursuant to this Agreement only by giving such notice in writing and delivering it, postage or charges prepaid, in person, by certified mail, by overnight delivery service, by electronic mail, or by facsimile transmission, to



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the parties respective addresses set forth in the caption of this Agreement or to such substituted address as may be designated by such notice to the other party. Same day delivery by messenger will constitute personal delivery. Such notice will be deemed effective two (2) days after properly mailed; one (1) day after properly consigned to an overnight delivery service; upon receipt of personal delivery; or, in the case of notice via electronic mail or facsimile transmission, on the day the sender receives electronic confirmation of receipt; provided that if the receipt does not occur before 4 p.m., recipient's local time, on a business day, the notice will take effect on the next business day.

20. Confidentiality. Consultant agrees, for themselves and all persons retained or employed by Consultant in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Client heretofore or hereafter disclosed to Consultant including, but not limited to, any data, information, plans, programs, processes, costs, operations, or store locations which may come within the knowledge of Consultant in the performance of, or as a result of, its services.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Agreement to be executed by their respective duly authorized representatives.


MARK H. BROWN & ASSOCIATES, LLC                 Bakers Footwear Group


By: /s/ MARK H. BROWN                           By: /s/ PETER EDISON
   -------------------------                       -----------------------
Name:  Mark H. Brown                            Name: Peter Edison
Title: President                                Title: Chairman & CEO
Date:  5/18/01                                  Date:  5/26/01



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                                                                       EXHIBIT A


(Description of Services)

         The parties agree that Consultant shall provide the following real estate consulting services (the "Services") on behalf of Client and as its exclusive representative within the Territorial Boundaries. Consultant shall perform such Services in good faith and to the best of his ability.

o Site selection and negotiation of "deal terms" for regular price new store locations at selected shopping center malls not currently tenanted by Weiss & Neuman shoe stores. Consultant shall also negotiate lease renewals, extensions and relocations of existing Weiss & Neuman shoe stores as directed by Client.

o Client may also offer Consultant additional "special projects," to be determined at a later time with regard to other real estate matters. Consultant may at his option choose not to accept such "special projects." Price and payment terms to be agreed upon by both parties prior to acceptance of "special projects."

o Notwithstanding anything in this Agreement to the contrary, the parties specifically acknowledge and agree that Consultant is not an attorney, and shall not be responsible for the actual drafting of leases or any other agreements on behalf of Client, or for their enforceability or compliance with any applicable laws. All such matters shall be the responsibility of Company and its attorneys. Consultant shall have no authority, nor shall it hold itself out as having any real or apparent authority, to execute any document on behalf of Client or to bind Client to any lease or intention to lease or any agreement for payments of fees or commissions to any third party or as to any other act which would place obligations to impose liability on Client. Client shall have the right to approve, in its sole discretion, the terms and conditions and form of any proposed lease. After a particular location has previously been approved by Client, no change at such location shall be made without Client's express consent. Client may, if it deems necessary or desirable, enter into any negotiations directly with any perspective landlord produced by Consultant and for location approved by Client; such direct negotiations by Client shall not effect the amount of any fee due Consultant.



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                                                                       EXHIBIT B


(Schedule of Compensation)

1. Client will pay to Consultant a monthly "consulting fee" of six thousand dollars ($6,000.00) as a retainer to be paid within five (5) days after the first day of each month throughout the Term.

2. Client will pay Consultant a fee of five thousand dollars ($5,000) for each license agreement or lease executed by Client and the landlord for each new store location developed by Consultant whose term is greater than three (3) years. If the term of said new store lease or license agreement is less the three (3) years, then Client shall pay Consultant a fee of two thousand five hundred dollars ($2,500). In addition, Consultant shall be paid a "renewal fee" of two thousand five hundred dollars ($2,500) for each lease renewal, extension and relocation of Weiss & Neuman's "Bakers" and "Wild Pair" stores during the term of this agreement. Payment shall be made within thirty (30) days after May 31, 2001. The monthly "consulting fee" shall be credited against said "renewal fee" with the balance, (a negative balance shall equal zero dollars($0)), paid to Consultant as herein stated. Such payment for new store locations will be made within thirty (30) days after the later to occur: (a) receipt of Consultant's invoice via fax or mail or, (b) the mutual execution of each lease.

3. If, within ninety (90) days after the expiration of the Term or any earlier termination of this Agreement, any lease or other agreement regarding any of the Services described herein with a party contacted by Consultant on Client's behalf and designated on a Prospect List agreed to by Client and Consultant at the expiration or earlier termination of this Agreement is entered into by Client with a person or entity within the Territorial Boundaries, then compensation as provided above shall be due and payable to Consultant as described in paragraph 2 above.



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